Exhibit 99.1

Soluna Holdings, Inc Announces Registered Direct Offering

ALBANY, NY, December 5, 2022 - Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), the parent company of Soluna Computing, Inc. (“SCI”), a developer of green data centers for Bitcoin mining and other intensive computing, announced it has entered into a Securities Purchase Agreement, with an initial purchase amount of $855,000 of common stock and five-year warrants to purchase common stock, with certain existing investors of the Company, including investors who have previously funded the Company’s convertible note transaction. The warrants are immediately exercisable and have an exercise price of $0.76 per share, for a potential aggregate exercise price of up to $1,710,000, if the warrants are exercised for cash in full.

Michael Toporek, CEO of Soluna Holdings, stated, “We remain focused on completing the development and energization of our 50MW Dorothy data center in Texas. Soluna appreciates the support of its existing investors as it completes and energizes its flagship Dorothy facility. We fundamentally believe Bitcoin and other intensive computing can be a major catalyzer for the renewable energy industry.”

Details of the Offering

The Company has entered into a Securities Purchase Agreement for the purchase and sale of 1,125,000 shares of the Company’s common stock and warrants to purchase up to an aggregate of 2,250,000 shares of the Company’s common stock, for an aggregate purchase price of approximately $855,000, with certain existing investors of the Company, including holders of the Company’s convertible notes. The warrants will have an exercise price of $0.76 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance. The closing of this offering is expected to occur on or about December 5, 2022, subject to the satisfaction of customary closing conditions.

In addition, subject to the Company obtaining appropriate stockholder approval as required by the Nasdaq Stock Market, as applicable, the Company granted to the investors in the offering an option to acquire (a) an aggregate of up to $855,000 of shares of common stock and warrants within 120 days of the closing of this offering, at the purchase price for the shares and accompanying warrants which will be the lesser of (i) $0.76; or (ii) five percent discount to the lowest bid price as reported for the principal trading market for the five trading days prior to such subsequent closing, provided that such price shall not be lower than $0.50, and (b) an aggregate of up to $855,000 of shares of common stock and warrants within 120 days of the closing of the first subsequent closing, at the purchase price for the shares and accompanying warrants which will be the lowest of (i) $0.76; (ii) the purchase price at the first subsequent closing, or (iii) five percent discount to the lowest bid price as reported for the principal trading market for the five trading days prior to the second subsequent closing, provided that such price shall not be lower than $0.50.

The Company intends to use the net proceeds from this offering for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software and real property (i.e. land and buildings) and business, including but not limited to the Project Dorothy facility, and for working capital and general corporate purposes.

In connection with this offering, the Company has agreed to reduce the conversion price of the outstanding convertible notes and the exercise price of certain outstanding warrants held by the holders of the convertible notes to $0.76 per share, subject to the Company obtaining appropriate stockholder approval as required by the Nasdaq Stock Market, as applicable.

Univest Securities, LLC is acting as the exclusive placement agent for the proposed registered direct offering.

The securities are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-261427) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 16, 2021. The offering of the securities is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov, and may also be obtained from Univest Securities, LLC, 75 Rockefeller Plaza, 18th Floor, New York, NY 10019, by phone (212) 343-8888 or e-mail at info@univest.us.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Soluna Holdings, Inc (SLNH)

Soluna Holdings, Inc. is the leading developer of green data centers that convert excess renewable energy into global computing resources. Soluna builds modular, scalable data centers for computing intensive, batchable applications such as Bitcoin mining, AI and machine learning. Soluna provides a cost-effective alternative to battery storage or transmission lines. Soluna uses technology and intentional design to solve complex, real-world challenges. Up to 30% of the power of renewable energy projects can go to waste. Soluna’s data centers enable clean electricity asset owners to ‘Sell. Every. Megawatt.’

For more information about Soluna, please visit www.solunacomputing.com or follow us on LinkedIn at linkedin.com/solunaholdings and Twitter @SolunaHoldings.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. These forward-looking statements include, among others, statements relating to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering, the additional funds the Company may receive if warrants are exercised in full and the intended use of proceeds therefrom. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to our ability to satisfy our debt repayment obligations, conditions in the energy or cryptocurrency industries, our ability to continue as a going concern, expected funding of future cash expenditures, our ability to raise additional capital, market and other conditions, the satisfaction of customary closing conditions related to the registered direct offering, and any additional delays in completing the Dorothy facility and the impact of general economic, industry or political conditions in the United States or internationally. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the registered direct offering, Soluna and its business can be found under the caption “Risk Factors” included in Soluna’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent filings that Soluna may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Soluna expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Philip F. Patman, Jr.

Chief Financial Officer

Soluna Holdings, Inc.

ppatman@soluna.io

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

SLNH@mzgroup.us

561 489 5315